UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Revised Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Hi {First Name}! This is {Agent’s First Name} with Alliance Advisors, on behalf of your investment with Digital World Acquisition Corp.

DWAC has opened a Proxy Vote and needs your Vote now. The Board of Directors is encouraging stockholders to vote their shares IN FAVOR for the “Extension Amendment Proposal”. To vote, please contact us at 1-877-728-4996 or use the link below.

DWAC’s Special Meeting of Stockholders is taking place on August 17, 2023 and we need your vote before then. Please vote now.

[Individual Link Here]

To review the meeting agenda, please click the link below:

https://www.sec.gov/Archives/edgar/data/1849635/000119312523187436/d505629ddef14a.htm

Thanks.

YOUR VOTE IS IMPORTANT! VOTE BY AUGUST 16, 2023 S70956-EPB

DIGITAL WORLD ACQUISITION CORP

Your vote is very important. Please vote your shares today.

The special stockholder meeting will be held on August 17, 2023. Whether or not you plan to attend, your vote is very important. **You can vote your shares by internet, telephone, or mail.**

Simply follow the instructions on the enclosed form. For your convenience, we've highlighted where you can find your unique Control Number. **If you have any questions or need assistance, please call 1-877-728-4996.**



0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.



0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.

FOUR WAYS TO VOTE

ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITHOUT A PROXY CARD
Call **1-877-728-4996** Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QR CODE

WITH A SMARTPHONE
Vote by scanning the Quick Response Code or "QR Code" on the Proxy Card/VIF enclosed.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.